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TYPE:  EX-23.1
SEQUENCE:  2
DESCRIPTION:  CONSENT OF STOKES & COMPANY, P.C.

                                  EXHIBIT 23.1

CONSENT OF STOKES & COMPANY, P.C.

                             Stokes & Company, P.C.
                         1275 K Street, N.W., Suite 1201
                             Washington, D.C. 20005

July 31, 2000

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Solomon Alliance Group, Inc. - Form S-8

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Solomon Alliance Group, Inc., an Arizona corporation ("Company"), of our report dated May 10, 2000 in the Company's Form 8-K/A for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/  Stokes & Company, P.C.

Stokes & Company, P.C.
Washington, D.C.